Exhibit 99.1
Alseres Pharmaceuticals, Inc. Announces $1 Million
Financing
HOPKINTON, Mass., November 21, 2008 — Alseres Pharmaceuticals, Inc. (Nasdaq: ALSE), today announced that it has entered into a securities purchase agreement with Robert Gipson for the private placement of 543,478 shares of common stock of the Company, together with warrants to purchase 543,478 additional shares of common stock at an exercise price of $1.84 per share, for a total purchase price of $1.84 per share. The financing resulted in total gross proceeds of $1 million. The Company intends to use the net proceeds from this private placement to fund its research and development programs and otherwise for general corporate purposes.
The securities offered and sold by Alseres in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. Alseres has agreed to file a registration statement with the SEC covering resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the private placement.
This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
About Alseres Pharmaceuticals, Inc.
Alseres Pharmaceuticals, Inc. (ALSE) is engaged in the development of therapeutic and diagnostic products primarily for disorders in the central nervous system (CNS). The Company maintains a world-class intellectual property position in the field of regenerative therapeutics. The Company’s energy and focus is reflected in several important initiatives. Cethrin, a recombinant-protein-based drug designed to promote nerve repair after acute spinal cord injury, demonstrated positive interim results in a Phase I/IIa clinical trial. The Company’s research and pre-clinical programs include, Inosine for the treatment of spinal cord injury and stroke, Oncomodulin for the treatment of ocular injury and disease and research programs directed at a number of regenerative therapies including bone repair. The Company has a robust molecular imaging development program targeting diagnosis of Parkinson’s disease and potentially dementia. The Company’s lead molecular imaging product candidate is

Altropane which is in Phase III clinical trials for the diagnosis of Parkinsonian Syndromes including Parkinson’s Disease. The Company has research collaborations with Harvard Medical School and Children’s Hospital Boston.
Forward-Looking Statements
The foregoing release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Alseres’ future expectations, beliefs, intentions, goals, strategies, plans or prospects regarding the future, including the Company’s ability to obtain financing, the development and commercialization of Altropane and Cethrin, the prospects of the Company’s CNS and regenerative therapeutics programs, the Company’s strategies to develop and commercialize axon regeneration technologies and the breadth of the Company’s technologies and intellectual property portfolio. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by Alseres from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Alseres is providing the information in this press release as of this date and assumes no obligations to update the information in this press release.
Alseres, Cethrin and Altropane are registered trademarks of Alseres Pharmaceuticals, Inc.
Contact:
Sharon Correia — 508-497-2360 ext. 224
Alseres Pharmaceuticals, Inc.
scorreia@alseres.com
SOURCE: Alseres Pharmaceuticals, Inc.
http://www.alseres.com/